Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of USA Mobility, Inc. (formerly Wizards-Patriots Holdings, Inc.) of our reports dated February 26, 2004 relating to the financial statements as of December 31, 2003 and December 31, 2002 and for the period from January 1, 2002 to May 31, 2002 and for the period from June 1, 2002 to December 31, 2002, which appear in Arch Wireless Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our reports dated February 26, 2004 relating to the financial statement schedule for the year ended December 31, 2003 and the five months ended May 31, 2002 and for the seven months ended December 31, 2002, which appear in such Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

September 9, 2004